UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2012 (January 31, 2012)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California		94043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

On January 31, 2012, Alexza Pharmaceuticals, Inc. (“Alexza”) received a notice (the “Notice”) from The Nasdaq Stock Market (“NASDAQ”) indicating that Alexza’s common stock (the “Common Stock”) no longer meets the continued listing requirement as set forth in NASDAQ Rule 5450(a)(1) based on the closing bid price of the Common Stock for the preceding 30 business days. The minimum closing bid price required to maintain continued listing on The Nasdaq Global Market is $1.00 per share.

Under NASDAQ Rule 5810(c)(3)(A), Alexza has a 180 calendar day grace period from the date of the Notice to regain compliance by meeting the continued listing standard. The continued listing standard will be met if the Common Stock has a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during such grace period. If Alexza does not regain compliance within the 180 calendar day grace period, it may transfer the Common Stock to The Nasdaq Capital Market, provided that Alexza (i) meets the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on The Nasdaq Capital Market (except for the closing bid price requirement) based on Alexza’s most recent public filings and market information and (ii) notifies Nasdaq of its intent to cure this deficiency. Following a transfer to The Nasdaq Capital Market, Alexza would be afforded the remainder of an additional 180 calendar day grace period in order to regain compliance with the minimum closing bid price requirement of $1.00 per share under The Nasdaq Capital Market, unless it does not appear to NASDAQ that it would be possible for Alexza to cure the deficiency. Alexza may also request a hearing to remain on The Nasdaq Global Market, and any time spent in the hearing process will not extend the length of the remaining applicable 180 calendar day grace period on The Nasdaq Capital Market.

There can be no assurance that Alexza will be successful in maintaining its listing of the Common Stock on The Nasdaq Global Market, or, if transferred, on The Nasdaq Capital Market. This could impair the liquidity and market price of the Common Stock. In addition, the delisting of the Common Stock from a national exchange could materially adversely affect the Alexza’s access to capital markets, and any limitation on market liquidity or reduction in the price of the Common Stock as a result of that delisting could adversely affect Alexza’s ability to raise capital on terms acceptable to Alexza, or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: February 2, 2012
	By:	/s/ Thomas B. King
Thomas B. King
President and Chief Executive Officer